SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 17, 2004

Date of Report

(Date of earliest event reported)

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25131	91-1718107
(Commission File No.)	(IRS Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 1, 2004 InfoSpace, Inc. announced a definitive agreement to sell its Payment Solutions business to Lightbridge, Inc. for $82 million in cash. The transaction is expected to be completed during the second quarter of 2004, and is subject to customary conditions, including the receipt of regulatory approval.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS.

99.1	Press Release, dated March 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 2, 2004

INFOSPACE, INC.

		By:	/s/ JOHN M. HALL
John M. Hall
Senior Vice President and General Counsel